650 FIFTH AVENUE NEW YORK, NY 100196108

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500
FOR IMMEDIATE RELEASE
STERLING BANCORP TO ANNOUNCE
FIRST QUARTER 2006 FINANCIAL RESULTS
New York, NY, May 2, 2006 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the first quarter ended March 31, 2006, before the market opens on Thursday, May 4, 2006. In addition, Sterling will hold a conference call on Thursday, May 4, 2006 at 10:00 AM ET to discuss the financial results.
To access the conference call live, interested parties may dial 866-802-4324 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at 1:00 PM ET on Thursday, May 4, 2006 until 11:59 PM ET on Thursday, May 11, 2006. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the access code 897358.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
This press release may contain statements, including but not limited to, statements concerning future growth, enhanced selling opportunities, future revenues, results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Forward Looking Statements and Factors that Could affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
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